                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BLUE RHINO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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


                            BLUE RHINO CORPORATION
[LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 22, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Blue Rhino Corporation (the "Company") which will be held on Tuesday, December 22, 1998 at the Ramada Village Conference Center, 6205 Ramada Drive, Clemmons, North Carolina, at 10:30 a.m.

  At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

  1. Election of 3 Class A Directors to hold office until the Annual Meeting of Stockholders for the fiscal year ending July 31, 2001;

  2. Authorization of an amendment to the Company's 1998 Stock Incentive Plan to increase the number of shares of Common Stock reserved and available for distribution by 900,000 shares;

  3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending July 31, 1999; and

  4. Any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

  Only stockholders of record at the close of business on the record date of November 6, 1998 are entitled to vote their shares at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection during regular business hours at the executive offices of the Company at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina for 10 days prior to the Annual Meeting.

  A proxy card is enclosed for the convenience of those stockholders who do not plan to attend the Annual Meeting in person but desire to have their shares voted. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your card and later decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

                                            For the Board of Directors

                                            /s/ Billy D. Prim
                                            Billy D. Prim
                                            Chairman of the Board, President
                                            and Chief Executive Officer

Winston-Salem, North Carolina
November 27, 1998

                            BLUE RHINO CORPORATION
                           104 CAMBRIDGE PLAZA DRIVE
                      WINSTON-SALEM, NORTH CAROLINA 27104

                              PROXY STATEMENT FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 22, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blue Rhino Corporation (the "Company" or "Blue Rhino") for use at the Company's Annual Meeting of Stockholders for the fiscal year ended July 31, 1998 (the "Annual Meeting") to be held on December 22, 1998 at the Ramada Village Conference Center, 6205 Ramada Drive, Clemmons, North Carolina, at 10:30 a.m., or any adjournment or postponement thereof. This Proxy Statement and the accompanying materials are being mailed to the Company's stockholders beginning on or about November 27, 1998.

                                    GENERAL

CAPITAL STOCK

  The Company's authorized capital stock consists of 100,000,000 shares of common stock having a par value of $0.001 per share ("Common Stock") and 20,000,000 shares of preferred stock having a par value of $0.001 per share. As of October 31, 1998, there were 7,630,873 shares of Common Stock outstanding and no shares of preferred stock outstanding.

STOCKHOLDERS ENTITLED TO VOTE

  Only Common Stock holders of record at the close of business on the record date of November 6, 1998 are entitled to vote their shares at the Annual Meeting and at any adjournment or postponement of the meeting. Each outstanding share of Common Stock is entitled to 1 vote.

VOTING

  Holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the Annual Meeting. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the election of directors. For each other matter coming before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote will be required for approval of such matter. Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for Proposals 2 and 3 described in this Proxy Statement. Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present in person or by proxy for purposes of determining whether stockholder approval of that matter has been obtained.

PROXIES

  If a stockholder properly completes and returns the accompanying proxy card, the shares represented by the proxy will be voted as the stockholder directs. IF THE PROXY CARD IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN BY THE STOCKHOLDER, THE SHARES WILL BE VOTED BY THE PROXY HOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

  A stockholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

  The Company intends to request that banks, brokerage houses, custodians, nominees and other fiduciaries forward copies of these proxy materials to those persons for whom they hold shares. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone. The cost of preparing, assembling, mailing and soliciting proxies and other miscellaneous expenses related thereto will be borne by the Company.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company consists of 7 members divided into Classes A, B, and C, comprised of 3, 2 and 2 directors, respectively, serving staggered terms of 3 years each. Three Class A Directors will be elected at the Annual Meeting to serve until the annual stockholders meeting for the fiscal year ending July 31, 2001 or until such time as their successors are elected and qualified.

  Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should become unable to serve as a director prior to the Annual Meeting, the persons authorized by your proxy will vote for the election of a substitute nominee recommended by the Board of Directors in place of that nominee.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE 3 CLASS A DIRECTOR NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

INFORMATION CONCERNING NOMINEES FOR ELECTION

  Certain information as to each of the 3 nominees for election as a Class A Director is set forth in the table below. The information appearing in the table and certain information regarding beneficial ownership of securities by such nominees contained in this Proxy Statement has been furnished to the Company by the nominees.

    NOMINEE    AGE                   BIOGRAPHICAL INFORMATION
    -------    ---                   ------------------------
 Billy D. Prim  42 Mr. Prim co-founded the Company in March 1994 and has served as its Chief Executive Officer and Chairman of the Board
                   since its incorporation and as its President since January
                   1996. Mr. Prim also serves as President and Chief Executive
                   Officer and is a 51% stockholder of American Oil and Gas,
                   Inc., a North Carolina based holding company which until
                   April 1995 was also a distributor of propane gas, home heat-
                   ing oil, diesel fuel and kerosene. Mr. Prim is a director
                   and part owner of several privately-held companies, includ-
                   ing Platinum Propane Holding, L.L.C. ("Platinum Propane"),
                   Caribou Cylinder Exchange, L.L.C. ("Caribou Propane"),
                   Javelina Cylinder Exchange, L.L.C. ("Javelina Propane") and
                   Raven Propane, L.L.C. ("Raven Propane") which act as dis-
                   tributors for the Company, and Bison Valve, L.L.C. ("Bison
                   Valve"). Mr. Prim is also a director of Southern Community
                   Bank & Trust and the National Propane Gas Association.

       NOMINEE        AGE                BIOGRAPHICAL INFORMATION
       -------        ---                ------------------------
 Andrew J. Filipowski  48 Mr. Filipowski co-founded the Company in March 1994 and has served as Vice Chairman of the Board since
                          May 1994. Mr. Filipowski is a co-founder of Platinum
                          Technology, Inc. and has been its Chairman of the
                          Board, President and Chief Executive Officer since
                          its formation in April 1987. Mr. Filipowski is also a
                          director of Platinum Entertainment, Inc., System
                          Software Associates, Inc. and several privately-held
                          companies including Platinum Propane, Caribou Pro-
                          pane, Javelina Propane, Raven Propane and Bison
                          Valve.
 Craig J. Duchossois   54 Mr. Duchossois has served as a director since May
                          1994. Mr. Duchossois has been the Chief Executive Of-
                          ficer of Duchossois Industries, Inc., a privately-
                          held diversified manufacturing and service company
                          since 1995, and previously served as its President
                          from 1986 to 1995. Mr. Duchossois has also served as
                          a director of Platinum Entertainment, Inc. and cur-
                          rently serves as a director of Bissell, Inc. and
                          LaSalle National Bank as well as several privately-
                          held companies, including Bison Valve.

INFORMATION CONCERNING CONTINUING DIRECTORS

  Certain information as to each director who will continue in office is set forth in the table below. The information appearing in the table and certain information regarding beneficial ownership of securities by such directors contained in this Proxy Statement has been furnished to the Company by the directors.

CONTINUING CLASS B DIRECTORS TO SERVE UNTIL ANNUAL MEETING FOR THE FISCAL YEAR ENDING JULY 31, 1999

      DIRECTOR      AGE                 BIOGRAPHICAL INFORMATION
      --------      ---                 ------------------------
 John H. Muehlstein  43 Mr. Muehlstein has served as a director since September
                        1995. Since 1986, Mr. Muehlstein has been a partner of
                        the law firm of Pedersen & Houpt, P.C., legal counsel
                        to the Company. Mr. Muehlstein also serves as a direc-
                        tor of Einstein/Noah Bagel Corp., SpinCycle, Inc. and
                        several privately-held companies.
 Richard A. Brenner  35 Mr. Brenner has served as a director since August 1998.
                        Mr. Brenner has been the President of Amarr Company
                        since July 1993 and has served on the Board of Advisors
                        of Wachovia Bank since 1993.

CONTINUING CLASS C DIRECTORS TO SERVE UNTIL ANNUAL MEETING FOR THE FISCAL YEAR
ENDING JULY 31, 2000

      DIRECTOR      AGE                 BIOGRAPHICAL INFORMATION
      --------      ---                 ------------------------
 Steven D. Devick    46 Mr. Devick has served as a director since May 1994. Mr.
                        Devick is a co-founder of Platinum Entertainment, Inc.
                        and has served as its Chairman of the Board and Chief
                        Executive Officer since January 1992 and as its Presi-
                        dent since January 1996. Mr. Devick is a director of
                        Platinum Technology, Inc., as well as serving as an of-
                        ficer and director of several privately-held companies.
 Mark Castaneda      34 Mr. Castaneda has served as Chief Financial Officer of
                        the Company since October 1997, as Secretary since Feb-
                        ruary 1998 and as a director since August 1998. Prior
                        to joining the Company, Mr. Castaneda served as the
                        Vice President of Finance and the Chief Financial Offi-
                        cer for All Star Gas Corporation from July 1995 until
                        October 1997; as a Director of Planning and Controller
                        of Skelgas Propane, Inc. from May 1991 to July 1995;
                        and as a certified public accountant with Deloitte &
                        Touche, LLP from June 1986 to May 1991.

INFORMATION CONCERNING EXECUTIVE OFFICERS

  Certain information as to executive officers of the Company not identified above is set forth in the table below. The information appearing in the table and certain information regarding beneficial ownership of securities by such executive officers contained in this Proxy Statement has been furnished to the Company by the executive officers.

 EXECUTIVE OFFICER  AGE                 BIOGRAPHICAL INFORMATION
 -----------------  ---                 ------------------------
 Richard E. Belmont  39 Mr. Belmont has served as Vice President of Marketing since August 1998 and served as Vice President of Sales
                        and Marketing from March 1995 to August 1998. Prior to
                        joining the Company, Mr. Belmont was the product plan-
                        ning manager and parts and product manager with the
                        Char-Broil Division of W.C. Bradley Co. from January
                        1990 to March 1995. Mr. Belmont is currently a director
                        of the Barbecue Industry Association of America.
 Joseph T. Culp      41 Mr. Culp has served as Vice President of Partner Devel-
                        opment since November 1995. Prior to joining the Compa-
                        ny, Mr. Culp was the general manager of Skelgas Pro-
                        pane, Inc. from February 1994 to November 1995 and a
                        regional manager for Suburban Propane Partners, L.P.
                        from January 1981 to February 1994.
 Kay B. Martin       46 Ms. Martin has served as Vice President and Chief In-
                        formation Officer since March 1997. Prior to joining
                        the Company, Ms. Martin was the Director of Information
                        Resources for R.J. Reynolds Tobacco Company from March
                        1988 to March 1997.
 Jerald D. Shadley   51 Mr. Shadley has served as Vice President of Sales since
                        August 1998. Prior to joining the Company, Mr. Shadley
                        served as Vice President of Sales and Marketing for Mc-
                        Culloch Corp. from January 1996 to August 1998. Mr.
                        Shadley was also Executive Vice President, Sales and
                        Marketing from July 1994 to January 1996 and Vice Pres-
                        ident, Sales and Marketing from April 1991 to July 1994
                        for Homelite, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has standing Executive, Compensation and Audit Committees. The Board does not have a Nominating Committee.

  The Executive Committee, consisting of Messrs. Duchossois, Filipowski and Prim, makes recommendations to the Board of Directors concerning matters of strategic planning and operational management of the Company and has the power to address matters on behalf of the Board of Directors which require attention between meetings of the Board of Directors. The Compensation Committee, consisting of Messrs. Brenner and Devick, makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's directors, officers and employees and administers the Company's stock incentive and option plans. Prior to September 1997, decisions concerning the compensation of officers were made by the Board of Directors as a whole. The Audit Committee, consisting of Messrs. Brenner, Devick and Muehlstein, makes recommendations to the Board of Directors regarding the selection and retention of independent accountants, reviews the results and scope of the audit and other accounting-related services, and reviews and evaluates the Company's internal control functions.

MEETINGS

  The Board of Directors held 4 meetings during fiscal 1998. The Executive Committee held 1 meeting and the Compensation and Audit Committees each held 2 meetings in fiscal 1998. All members of the Board of Directors attended at least 75% of the aggregate of the 4 Board of Directors meetings and the number of meetings held by their respective committees during fiscal 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons beneficially owning more than 10% of the Company's outstanding Common Stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission (the "Commission"). Based solely on a review of copies of these reports, the Company believes that all filing requirements for fiscal 1998 were satisfied in a timely manner.

                             DIRECTOR COMPENSATION

  In order to enhance its ability to attract, retain and motivate qualified non-employee directors, the Company adopted the Non-Employee Director Stock Option Plan (the "Director Option Plan") effective May 18, 1998. Directors currently receive no cash compensation for their service on the Board of Directors, although they are reimbursed for all reasonable expenses incurred in connection with the performance of their duties as directors. The Company's 5 non-employee directors are entitled to participate in the Director Option Plan. The Company has reserved 100,000 shares of Common Stock for issuance under the Director Option Plan. The Board of Directors has approved an annual grant to each non-employee director under the Director Option Plan of options to purchase up to 4,000 shares of Common Stock at a price per share equal to the market value per share of the Common Stock as of the grant date. Each grant to a non-employee director consists of 1,000 shares for each quarterly board meeting such director attended during the previous year. One third of these options will vest on each of the first 3 anniversaries of the grant date. Currently, no options are outstanding under this plan. The first grants of options under the Director Option Plan are expected to be made on December 21, 1998.

  Options granted under the Director Option Plan are not "incentive stock options," as that term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee of the Board of Directors administers the Director Option Plan and has the power to adjust the number of shares of Common Stock subject to option grants in case of stock dividends, stock splits, recapitalizations and other similar events. Each option granted under the Director Option Plan is exercisable for a period not to exceed 10 years from the date of grant and shall lapse upon expiration of such period. Options may not be assigned or transferred except by will or operation of the laws of descent and distribution and each option is exercisable during the lifetime of the grantee only by such grantee.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding compensation paid by the Company for the fiscal years ended July 31, 1998 and 1997 to the Company's Chief Executive Officer and its other executive officers whose total salary plus bonus exceeded $100,000 for such fiscal year (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL         LONG-TERM
                                                  COMPENSATION     COMPENSATION
                                                  -------------    ------------
                                                                      SHARES
                                                                    UNDERLYING
            NAME AND PRINCIPAL POSITION                               STOCK
                                                  YEAR  SALARY       OPTIONS
            ---------------------------           ---- --------    ------------
   Billy D. Prim................................  1998 $218,538       43,312
    Chief Executive Officer                       1997  125,250       57,088
   Richard E. Belmont...........................  1998  112,708       26,890
    Vice President of Marketing                   1997  106,727        1,890
   Joseph T. Culp...............................  1998  109,710       26,890
    Vice President of Partner Development         1997  104,242        1,890
   Mark Castaneda...............................  1998   78,846(1)    32,561
    Chief Financial Officer                       1997      --           --
   Kay B. Martin................................  1998  102,288       26,890
    Vice President and Chief Information Officer  1997   38,712(2)     5,671

--------
(1) Mr. Castaneda's salary for fiscal 1998 reflects amounts earned from the commencement of his employment with the Company in October 1997 through July 1998.

(2) Ms. Martin's salary for fiscal 1997 reflects amounts earned from the commencement of her employment with the Company in February 1997 through July 1997.

OPTION GRANTS

  The following table sets forth information on grants of stock options to the Named Officers pursuant to the 1994 Stock Incentive Plan and the 1998 Stock Incentive Plan during fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                       REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL
                                                                        RATES OF STOCK
                         NUMBER OF       % OF                                PRICE
                         SECURITIES  TOTAL OPTIONS EXERCISE            APPRECIATION FOR
                         UNDERLYING   GRANTED TO    PRICE               OPTION TERM(2)
                          OPTIONS    EMPLOYEES IN    PER    EXPIRATION -----------------
          NAME           GRANTED(1)   FISCAL YEAR   SHARE      DATE       5%      10%
          ----           ----------  ------------- -------- ---------- -------- --------
Billy D. Prim...........   40,000        13.6%      $13.00   5/18/08   $327,025 $828,746
                            3,312(3)      1.1%        6.61    8/1/07     13,759   34,882
Richard E. Belmont......   25,000         8.5%       13.00   5/18/08    204,391  517,966
                            1,890(3)      0.6%        6.61    8/1/07      7,852   19,906
Joseph T. Culp..........   25,000         8.5%       13.00   5/18/08    204,391  517,966
                            1,890(3)      0.6%        6.61    8/1/07      7,852   19,906
Mark Castaneda..........   25,000         8.5%       13.00   5/18/08    204,391  517,966
                            7,561(3)      2.6%        6.61    8/1/07     31,411   79,633
Kay B. Martin...........   25,000         8.5%       13.00   5/18/08    204,391  517,966
                            1,890(3)      0.6%        6.61    8/1/07      7,852   19,906

--------
(1) Except as described in note 3 below, all options were granted pursuant to the 1998 Stock Incentive Plan. These options are nonqualified stock options, have a term of 10 years and have an exercise price equal to the fair value of the Common Stock on the date of grant. Options vest 20% on each anniversary of the grant date until fully vested (i.e., 5 years from the grant date) and are exercisable upon vesting. In determining the fair market value of the Common Stock for options issued prior to the establishment of a public market for the Common Stock, the Compensation Committee relied on the estimate of the midpoint of the estimated range of the offering price for the Common Stock per the initial public offering.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

(3) Options were granted pursuant to the 1994 Stock Incentive Plan. These options are nonqualified stock options, have a term of 10 years and have an exercise price equal to the actual or estimated fair value of the Common Stock on the date of grant. All options issued under the 1994 Stock Incentive Plan are fully vested and exercisable. In determining the fair market value of the Common Stock for options issued prior to the establishment of a public market for the Common Stock, the Board of Directors considered various factors, including the Company's financial condition and business prospects, its operating results and the absence of a market for its Common Stock.

  The following table sets forth information with respect to unexercised stock options granted under the 1994 Stock Incentive Plan and the 1998 Stock Incentive Plan as of the end of fiscal 1998. The Named Officers did not exercise any stock options during fiscal 1998.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                    NUMBER OF           VALUE OF UNEXERCISED
                                     OPTIONS           IN-THE-MONEY OPTIONS AT
                              HELD AT JULY 31, 1998       JULY 31, 1998(1)
                            ------------------------- -------------------------
           NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
           ----             ----------- ------------- ----------- -------------
Billy D. Prim..............   64,180       40,000      $585,144     $120,000
Richard E. Belmont.........   15,122       25,000       164,901       75,000
Joseph T. Culp.............   15,122       25,000       164,901       75,000
Mark Castaneda.............    7,561       25,000        70,978       75,000
Kay B. Martin..............    7,561       25,000        70,978       75,000

--------
(1) Calculated by determining the difference between the market value of $16.00 per share for the Common Stock underlying the options at July 31, 1998 and the exercise price of the Named Officer's options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for the development of the Company's executive compensation policies and the administration of those policies. The Compensation Committee evaluates the performance of management and recommends to the Board of Directors the salaries and incentive compensation for executive officers and key employees. In determining the compensation of individual executive officers and employees during fiscal 1998, the Compensation Committee considered published compensation surveys, the amount of compensation paid to executive officers at comparable companies in the consumer product and propane industries, market conditions, the recommendations of management and the attainment of certain performance goals.

 Executive Compensation Policy

  The Company's general compensation policy is that total compensation should vary with the performance of the Company and the individual in attaining certain financial and non-financial objectives. The Compensation Committee's objectives include:

  . Attracting and retaining talented executives and employees critical to the long-term success of the Company by offering compensation packages competitive with those provided by other publicly-held high growth companies.

  . Aligning the interests of the Company's management with the interests of the Company's stockholders by developing compensation programs that link compensation directly to increases in stockholder value.

  . Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as an officer or key employee's level of responsibility increases.

  During fiscal 1998, the compensation of an officer or key employee of the Company was comprised of base salary and options granted under the Company's stock incentive plans. In addition, all employees of the Company who have been employed for 1 year or more are eligible to participate in a multi-employer 401(k) plan beginning on the first day of the first fiscal quarter following the completion of 1,000 hours of service. Subject to limitations imposed by the Code, participants in the 401(k) plan may contribute up to 10% of their total base compensation to the plan.

 Base Salary

  The Company's policy is to pay base salaries that are generally competitive with the median base salaries paid by comparable companies in the consumer product and propane industries. The Compensation Committee determines and recommends to the Board of Directors a base salary for each of the officers and key employees based upon individual performance, level of responsibility, experience and competitive factors. The Compensation Committee did not commission any formal surveys of executive officer compensation at comparable companies, but relied on published surveys for indications of salary trends generally and at growth companies in particular. The Compensation Committee used all of these factors in recommending base salary levels, but did not assign specific weight to any particular factor.

 Stock Incentive Plans

  Granting options under the Company's 1998 Stock Incentive Plan is the primary method by which the Compensation Committee motivates executive officers and key employees to meet and surpass performance goals. Stock options are intended to focus executive officers and key employees on managing the Company from the perspective of owners and to link their long-term compensation directly with increases in stockholder value. Options granted under the 1998 Stock Incentive Plan vest 20% on each anniversary of the grant date and, thus, do not fully vest until 5 years after the grant date. In addition, because the exercise price of options granted under the 1998 Stock Incentive Plan may not be less than the market value of the Common Stock on the grant date, recipients of option grants receive no compensation unless the price per share of Common Stock increases after the grant date.

  In determining the stock option grants to individual executive officers, the Compensation Committee employs various factors including whether Company revenue targets and individual performance targets are achieved. The Company's revenues increased approximately 93% from $14,200,000 in fiscal 1997 to $27,400,000 in fiscal 1998 and nearly all of the Company's internal revenue targets were achieved. Individual performance targets are generally established for each executive officer on a quarterly and annual basis. Each executive officer's performance targets vary depending upon the officer's position. In fiscal 1998, individual performance targets included increases in the Company's revenue and number of retail locations as well as more specific short-term targets.

  The most significant factor influencing the Compensation Committee's determination of performance compensation in this fiscal year was management's dedication to the Company's primary objective, a successful initial public offering. In connection with the consummation of the Company's initial public offering, the Compensation Committee recommended and the Board of Directors approved grants of options to all of the Company's employees. Based upon their position and level of responsibility within the Company, the Named Officers received options under the 1998 Stock Incentive Plan for a total of 140,000 shares of Common Stock in May 1998.

  In November 1997, the Named Officers received options for a total of 16,543 shares of Common Stock pursuant to the 1994 Stock Incentive Plan. These options were granted based upon the Company's attainment of certain internal revenue and performance targets. Upon the consummation of its initial public offering, the Company accelerated the vesting of all options granted under the 1994 Stock Incentive Plan. No additional options will be granted pursuant to the 1994 Stock Incentive Plan.

 Compensation of Chief Executive Officer

  The Compensation Committee determines the compensation of Mr. Prim, the Company's President and Chief Executive Officer, based on the same criteria applicable to the Company's other executive officers. In November 1997, the Compensation Committee recommended and the Board of Directors approved increasing Mr. Prim's salary to $250,000 per year. Previously, Mr. Prim accepted a salary of $125,000 during the Company's start-up years. The Compensation Committee believes Mr. Prim's current salary is below the median salaries of other chief executive officers in the consumer product and propane industries.

  Pursuant to the Committee's recommendations, Mr. Prim was granted options for 3,312 shares of Common Stock in November 1997 and 40,000 shares of Common Stock in May 1998. As noted earlier, the Company's grant of Common Stock options in May 1998 was directly related to the consummation of its initial public offering. Mr. Prim's leadership was essential to the success of the Company's initial public offering and the attainment of certain internal revenue and performance targets. The Compensation Committee also considered significant Mr. Prim's role in identifying and negotiating the Company's 15 acquisitions during fiscal 1998, as well as his oversight of the integration of these acquired businesses into the Company's operations.

 Section 162(m)

  Under Section 162(m) of the Code, federal income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises and nonqualified benefits) for certain executive officers exceeds $1,000,000 in any 1 year. Currently, none of the Company's executive officers receive annual compensation in excess of $1,000,000. However, if an executive officer were to receive compensation in excess of $1,000,000, the Compensation Committee expects to structure such compensation to meet the requirements of
Section 162(m) and preserve the Company's federal income tax deduction.

                                          COMPENSATION COMMITTEE

                                             Steven D. Devick
                                            Craig J. Duchossois
                                            Andrew J. Filipowski
                                            Billy D. Prim

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1998, Messrs. Devick, Duchossois, Filipowski, S.H. Fogleman III and Prim served on the Compensation Committee of the Board of Directors. Mr. Fogleman resigned from the Company's Board of Directors in August 1998. Messrs. Filipowski and Prim resigned from the Compensation Committee in February 1998 and Mr. Duchossois resigned from the committee in November 1998. The Compensation Committee is currently comprised of Messrs. Brenner and Devick.

  Mr. Fogleman was previously the Chief Financial Officer and Vice President, Finance of the Company from May 1994 until December 1995.

  Since March 1994, the Company has leased its offices in Winston-Salem, North Carolina from Platinum Services Corporation, an entity owned 65% by Mr. Filipowski, 30% by Mr. Prim and 5% by Mr. Fogleman. Pursuant to the terms of the lease, the Company pays annual rent of $82,000, plus its allocable share of all taxes, utilities and maintenance. Although the lease terminates on December 31, 1998, the Company expects to renew the lease on substantially similar terms for an additional 3 year term.

  Since March 1997, Platinum Propane and its subsidiaries have acted as the Company's distributors for North Carolina, South Carolina, Georgia, Florida, parts of Virginia and Tennessee, and the Los Angeles, California and Chicago, Illinois territories. Messrs. Prim and Filipowski own approximately 40% of the membership interests in Platinum Propane. The terms of the distribution agreements are substantially the same as those negotiated with other Blue Rhino distributors. In fiscal 1998, Platinum Propane received approximately $7,900,000 from the Company on behalf of cylinder distribution services performed by its subsidiaries. The Company has also entered into display rack financing leases with Platinum Propane requiring lease payments of $12,116 per month as of July 31, 1998.

  The Company entered into distribution agreements in February 1998 with Caribou Propane and Javelina Propane to service its Pacific Northwest and Phoenix markets, respectively, and in May 1998 with Raven Propane to service its Philadelphia/New Jersey markets. Messrs. Prim and Filipowski own 45% of the membership interests in Caribou Propane, Javelina Propane and Raven Propane. The terms of the distribution agreements are substantially the same as those negotiated with other Blue Rhino distributors. In fiscal 1998, Caribou Propane, Javelina Propane and Raven Propane received approximately $31,000, $118,000 and $381,000, respectively, from the Company on behalf of cylinder distribution services performed by them.

  In May 1998, the Company granted Caribou Propane, Javelina Propane, Platinum Propane and Raven Propane options to purchase 4,600, 5,282, 74,461 and 10,051 shares of Common Stock, respectively, pursuant to the Company's Distributor Incentive Stock Option Plan. These options vest 25% on July 31, 1999 and each July 31st thereafter until fully vested and may be exercised at a price of $13.00 per share on or before May 18, 2008.

  In October 1998, the Company sold substantially all of its grill cylinders to USA Leasing, L.L.C. ("USA Leasing") at fair market value for approximately $6,500,000. Messrs. Duchossois, Filipowski and Prim own approximately 74% of the membership interests in USA Leasing. Prior to their sale to USA Leasing, the Company either leased the grill cylinders to its distributors or charged distributors a fee for their use of the cylinders. USA Leasing has entered or intends to enter into leases with Blue Rhino's distributors on substantially the same terms as those on which the Company previously leased cylinders to its distributors.

  The Company believes that the foregoing transactions with directors, officers, stockholders and other affiliates were completed on terms as favorable to the Company as could have been obtained from unaffiliated third parties. The Company has adopted a policy that it will not enter into any material transaction in which a Company director, officer or stockholder has a direct or indirect financial interest, unless the transaction is determined by the Company's Board of Directors to be fair as to the Company or is approved by a majority of the Company's disinterested directors or by the Company's stockholders.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's Common Stock for the period May 19, 1998, the first date on which the Common Stock was traded, through July 31, 1998 with (1) the cumulative total return of the Nasdaq Composite Index for The Nasdaq Stock Market for the same period and (2) the cumulative total return of an index of peer group companies for the same period. The following emerging consumer product and consumer service companies have been included in the peer group index: Central Garden and Pet Company, Glacier Water Services, Inc., Service Experts, Inc., U.S.A. Floral Products, Inc. and NUCO2, Inc. The graph assumes $100 was invested on May 19, 1998 in the Company's Common Stock and in the stock represented by the 2 indexes and that all dividends paid, if any, were reinvested. The stock price performance of the Company's Common Stock reflected in the following graph is not necessarily indicative of future performance.

                         TOTAL RETURN TO STOCKHOLDERS






         Total Return Analysis       5/19/98        7/31/98
              ---------------------------------------------
         Blue Rhino Corporation        $100           $123
              ---------------------------------------------
         Peer Group Index              $100           $ 85
              ---------------------------------------------
         Nasdaq Composite Index        $100           $101

                     COMMON STOCK OWNERSHIP OF DIRECTORS,
               EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 31, 1998 by (1) each person known by the Company to own beneficially more than 5% of the Common Stock, (2) each director of the Company, (3) each Named Officer and (4) all executive officers and directors as a group.

                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL    PERCENT OF
NAME AND ADDRESS                                   OWNERSHIP (1)   COMMON STOCK
----------------                                 ----------------- ------------
Andrew J. Filipowski(2)
 1815 South Meyers Road
 Oakbrook Terrace, IL 60181.....................     1,861,869        24.2%
Billy D. Prim(3)
 104 Cambridge Plaza Drive
 Winston-Salem, NC 27104........................     1,344,497        17.5%
Craig J. Duchossois(4)
 845 Larch Avenue
 Elmhurst, IL 60126.............................       404,078         5.3%
Richard E. Belmont(5)
 104 Cambridge Plaza Drive
 Winston-Salem, NC 27104........................        15,122            *
Richard A. Brenner
 464 Sheffield Drive
 Winston-Salem, NC 27104........................         8,665            *
Joseph T. Culp(6)
 104 Cambridge Plaza Drive
 Winston-Salem, NC 27104........................        15,422            *
Mark Castaneda(7)
 104 Cambridge Plaza Drive
 Winston-Salem, NC 27104........................         8,061            *
John H. Muehlstein(5)
 161 North Clark Street, Suite 3100
 Chicago, IL 60601..............................         3,781            *
Steven D. Devick(8)
 2001 Butterfield Road, Suite 1400
 Downers Grove, IL 60515........................       332,119         4.4%
Kay B. Martin(9)
 104 Cambridge Plaza Drive
 Winston-Salem, NC 27104........................         8,561            *
Directors and executive officers as a group (10
 individuals)...................................     3,250,755        41.4%
Gilder, Gagnon, Howe & Co.(10)
 1775 Broadway, 26th Floor
 New York, NY 10019.............................     1,023,675        13.4%
Feirstein Capital Management(11)
 767 Third Avenue, 28th Floor
 New York, NY 10017.............................       500,000         6.6%
Zweig-DiMenna Special Opportunities, L.P.(12)
 900 Third Avenue
 New York, NY 10022.............................       385,000         5.0%

--------
*  Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each stockholder's name.
(2) Includes 1,039,879 shares of Common Stock owned by Mr. Filipowski, 18,903 shares of Common Stock issuable upon the exercise of vested options under the 1994 Stock Incentive Plan held by Mr. Filipowski, 36,546 shares of Common Stock to be issued upon exercise of warrants held by Mr. Filipowski, 216,127 shares of Common Stock owned by American Oil and Gas, Inc., of which Mr. Filipowski owns 40% of the issued and outstanding shares, 206,955 shares owned by Platinum Propane, of which Mr. Filipowski acts as a director and indirectly owns 16% of the membership interests, 328,338 shares of Common Stock owned by Platinum Venture Partners I, L.P. ("PVP"), the general partner of which is Platinum Venture Partners, Inc. ("PVP, Inc."), a corporation of which Mr. Filipowski owns 22.5% of the shares and serves as a director, 1,890 shares of Common Stock beneficially owned by Jennifer R. Filipowski, 1,890 shares of Common Stock beneficially owned by Mr. Filipowski as trustee on behalf of the Andrew E. Filipowski Trust, 1,890 shares of Common Stock beneficially owned by Veronica Filipowski as trustee on behalf of the Alexandra Filipowski Trust, 1,890 shares of Common Stock beneficially owned by Veronica Filipowksi as trustee on behalf of the James Meadows Trust and 7,561 shares of Common Stock beneficially owned by Veronica Filipowski.
 (3) Includes 845,894 shares of Common Stock held by Mr. Prim, 64,180 shares of Common Stock issuable upon the exercise of vested options under the 1994 Stock Incentive Plan held by Mr. Prim, 216,127 shares of Common Stock owned by American Oil and Gas, Inc., of which Mr. Prim owns 51% of the issued and outstanding shares and has voting control, 206,955 shares owned by Platinum Propane, of which Mr. Prim acts as a director and indirectly owns 20.4% of the membership interests, 7,561 shares of Common Stock beneficially owned by Debbie W. Prim, 1,890 shares of Common Stock beneficially owned by Debbie W. Prim as trustee on behalf of Sarcanda Westmoreland and 1,890 shares of Common Stock beneficially owned by Debbie W. Prim as trustee on behalf of Anthony G. Westmoreland.
 (4) Includes 285,446 shares of Common Stock beneficially owned by the Craig Duchossois Revocable Trust of which Mr. Duchossois is the trustee, 36,546 shares of Common Stock to be issued upon exercise of warrants held by Mr. Duchossois, 2,500 shares of Common Stock beneficially owned by R. Bruce Duchossois over which Mr. Duchossois has voting and investment control, 3,781 shares of Common Stock issuable upon the exercise of vested options held by Mr. Duchossois, and 75,805 shares of Common Stock beneficially owned by the Kimberly Family Discretionary Trust over which Mr. Duchossois has voting and investment control.
 (5) Represents the number of shares issuable upon the exercise of vested options.
 (6) Includes 300 shares of Common Stock owned by Mr. Culp and 15,122 shares of Common Stock issuable upon the exercise of vested options held by Mr. Culp.
 (7) Includes 500 shares of Common Stock owned by Mr. Castaneda and 7,561 shares of Common Stock issuable upon the exercise of vested options held by Mr. Castaneda.
 (8) Includes 3,781 shares issuable upon the exercise of vested options held by Mr. Devick and 328,338 shares owned beneficially by PVP, the general partner of which is PVP, Inc.
 (9) Includes 1,000 shares of Common Stock owned by Ms. Martin and 7,561 shares of Common Stock issuable upon the exercise of vested options held by Ms. Martin.
(10) Derived from a Schedule 13G dated August 11, 1998 and furnished to the Company by Gilder, Gagnon, Howe and Co. ("GGH"). The Schedule 13G indicates that GGH had shared investment control for 1,023,675 shares of Common Stock and shared voting control for 13,000 of such shares of Common Stock.
(11) Derived from a Schedule 13G dated November 10, 1998 and jointly furnished to the Company pursuant to a joint filing agreement by Barry R. Feirstein, Feirstein Capital Management, L.L.C. ("FCM") and Feirstein

   Partners, L.P. ("FP"). Information provided to the Company by Mr. Feirstein, FCM and FP and the Schedule 13G indicate that Mr. Feirstein had sole voting and investment control over 60,100 shares of Common Stock and Mr. Feirstein, FCM and FP shared voting and investment control over 439,900 shares of Common Stock.
(12) Derived from a Schedule 13G dated June 4, 1998 and jointly furnished to the Company pursuant to a joint filing agreement by Zweig-DiMenna Special Opportunities, L.P. ("ZD Opportunities"), Zweig-DiMenna Partners, L.P. ("ZD Partners"), Zweig-DiMenna International Limited ("ZD Limited"), Zweig-DiMenna International Managers, Inc. ("ZD Managers") and Gotham Advisors, Inc. ("Gotham"). The Schedule 13G indicates that these entities beneficially owned the Company's Common Stock as follows: (i) ZD Opportunities--49,100 shares, (ii) ZD Partners--82,500 shares, (iii) ZD Limited--198,700 shares, (iv) ZD Managers--35,200 shares and (v) Gotham-- 19,500 shares.

                             CERTAIN TRANSACTIONS

  Mr. Muehlstein, a director of the Company, is also a partner in the firm of Pedersen & Houpt, P.C., legal counsel to the Company.

                                  PROPOSAL 2

              APPROVAL OF AMENDMENT OF 1998 STOCK INCENTIVE PLAN

  The Board of Directors, subject to approval of the Company's stockholders, has adopted resolutions approving an amendment to the 1998 Stock Incentive Plan to better meet the ongoing needs of the Company by increasing the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1998 Stock Incentive Plan by 900,000 shares. If this amendment is approved, 1,200,000 shares of Common Stock will be reserved and available for distribution under the 1998 Stock Incentive Plan. Approval of this amendment will in no way alter or amend other provisions or requirements of the 1998 Stock Incentive Plan.

  Certain important features of the 1998 Stock Incentive Plan as proposed to be amended are summarized below, which summary is qualified in its entirety by reference to the full text of the 1998 Stock Incentive Plan, as amended and restated, which is attached to this Proxy Statement as Appendix A. The proposed amendment is shown in boldface type on page 5 of Appendix A.

DESCRIPTION OF THE 1998 STOCK INCENTIVE PLAN

  The purpose of the 1998 Stock Incentive Plan is to encourage key employees, officers, consultants and advisors of the Company to acquire a proprietary interest in the Company and to generate an increased incentive to contribute to the Company's future success and prosperity. The Compensation Committee of the Board of Directors is the administrator for the 1998 Stock Incentive Plan and has the power to select officers, employees, consultants and advisors for participation in the plan, determine the number of shares of Common Stock subject to each option grant and the terms of exercise for each option granted under the plan. Currently, all officers and employees, approximately 60 persons, are eligible to participate in the 1998 Stock Incentive Plan. No options have been granted to consultants or advisors pursuant to the 1998 Stock Incentive Plan.

  The Compensation Committee is authorized to determine when options granted pursuant to the 1998 Stock Incentive Plan will vest and be exercisable, provided that no option will be exercisable less than 1 year or more than 10 years after it is granted. The exercise price of options granted under the 1998 Stock Incentive Plan is determinable by the Compensation Committee except that the exercise price may not be less than the closing price of the Common Stock on the grant date. On November 24, 1998, the closing price of the Common Stock on the Nasdaq Stock Market was $20 7/8 per share. The Compensation Committee may also adjust the number of shares of Common Stock subject to option grants in case of stock dividends, stock splits, recapitalizations and other similar events. Options may not be assigned or transferred except by will or operation of the laws of descent and distribution. Subject to vesting requirements, options granted under the 1998 Stock Incentive Plan may be exercised only by the participant, with certain exceptions in the event of death during his or her employment with or engagement by the Company.

 Federal Income Tax Consequences of the 1998 Stock Incentive Plan

  Options granted under the 1998 Stock Incentive Plan are not "incentive stock options," as that term is defined in Section 422(b) of the Code. Recipients of options granted under the 1998 Stock Incentive Plan will not be subject to federal income tax at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of an option, the difference between the exercise price and the fair market value of the stock on the date of exercise will be taxable as ordinary income to the grantee in the year in which the exercise occurs. The Company will be entitled to a corresponding deduction, to the extent permitted by under Section 162(m) of the Code, at the same time a grantee recognizes income and in an amount equal to the amount of ordinary income recognized by the grantee.

  As described above, the Company is generally entitled to an income tax deduction for any compensation income taxed to participants in the 1998 Stock Incentive Plan. Under Section 162(m) of the Code, however, unless compensation meets the stockholder approval and other requirements of Section 162(m), the Company would not be entitled to a deduction for compensation paid to certain covered executives to the extent his or her compensation exceeds $1,000,000. The 1998 Stock Incentive Plan is designed to meet the stockholder approval and other requirements of Section 162(m).

PROPOSED AMENDMENTS TO THE 1998 STOCK INCENTIVE PLAN

  Upon adoption, the 1998 Stock Incentive Plan had 300,000 shares of Common Stock available for issuance upon the exercise of options granted under the plan. As of July 31, 1998, options to purchase 275,300 shares of Common Stock have been granted under the 1998 Stock Incentive Plan. Because only 24,700 shares remain available under the 1998 Stock Incentive Plan, the Board of Directors believes an increase in the number of shares of Common Stock available under the plan is necessary to attract and retain qualified employees, including executive officers. In addition, an increase in the number of shares available under the 1998 Stock Incentive Plan is necessary so that the Compensation Committee may continue crafting incentive compensation policies for executive officers and other employees based upon both Company-wide revenue targets and personal performance targets.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN FOR THE ADDITION OF 900,000 SHARES OF COMMON STOCK RESERVED FOR DISTRIBUTION UNDER THE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                  PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Company has approved the engagement of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending July 31, 1999. PricewaterhouseCoopers LLP, independent certified public accountants, has audited the financial statements of the Company since fiscal 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she chooses to do so. The representative will also be available to respond to appropriate questions from stockholders.

  Although stockholder approval of the engagement is not required by law, the Board of Directors desires to solicit such approval. If the appointment of PricewaterhouseCoopers LLP is not approved by a majority of the shares represented at the Annual Meeting, the Board of Directors will consider the appointment of other independent auditors for fiscal 1999.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 1999. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                             STOCKHOLDER PROPOSALS

  Under the Company's By-laws, any stockholder who intends to present any matter of business to be considered and voted upon at the annual meeting of stockholders for the fiscal year ending July 31, 1999 must provide timely written notice of the stockholder's intent to the Secretary of the Company. To be timely, such notice must be delivered to the Secretary at the Company's executive offices not later than August 18, 1999.

  Pursuant to applicable rules under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company's Proxy Statement for the fiscal year ending July 31, 1999. Any such stockholder proposals must be submitted in writing to the Secretary of the Company not later than July 19, 1999. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of such rules.

                            ADDITIONAL INFORMATION

  The Company's 1998 Annual Report furnished to all stockholders of record on November 6, 1998 included a copy of its annual report on Form 10-K as filed with the Commission for the year ended July 31, 1998. HOWEVER, UPON WRITTEN REQUEST BY A STOCKHOLDER OF RECORD ON NOVEMBER 6, 1998, THE COMPANY WILL PROVIDE WITHOUT CHARGE AN ADDITIONAL COPY OF ITS 1998 ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT 104 CAMBRIDGE PLAZA DRIVE, WINSTON-SALEM, NORTH CAROLINA 27104.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors knows of no other business to come before the Annual Meeting for consideration by the Company's stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares represented by the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Mark Castaneda
                                          Mark Castaneda
                                          Secretary

Winston-Salem, North Carolina
November 27, 1998

                                  APPENDIX A

                            BLUE RHINO CORPORATION

                           1998 STOCK INCENTIVE PLAN

                                   ARTICLE I

                                 Establishment

  The Blue Rhino Corporation Stock Incentive Plan ("Plan") is hereby established by Blue Rhino Corporation ("Company"). The purpose of the Plan is to encourage key employees, officers, consultants and advisors of the Company and its Affiliates to acquire a proprietary interest in the Company and to generate an increased incentive to contribute to the Company's future success and prosperity.

                                  ARTICLE II

                                  Definitions

  For purposes of the Plan, the following terms are defined as set forth below:

  "AFFILIATE" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

  "AGREEMENT" or "OPTION AGREEMENT" means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which a Stock Option is granted to a Participant.

  "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

  "CAUSE" means, for purposes of whether and when a Participant has incurred a Termination for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for Cause as defined in such agreement or arrangement, or if there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause", then Cause means, unless otherwise defined in the Option Agreement with respect to the corresponding Stock Option, (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or (b) the Participant's act or act of omission which constitutes gross misconduct with respect to the Company or an Affiliate in any material respect, including, without limitation, an act or act of omission of a criminal nature, the result of which is detrimental to the interests of the Company or an Affiliate, or conduct or the omission of conduct which constitutes a material breach of Participant's duty of loyalty to the Company or an Affiliate.

  "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

  "COMMISSION" means the Securities and Exchange Commission or any successor agency.

  "COMMITTEE" means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board of Directors to administer the Plan, as further described in the Plan.

  "COMMON STOCK" means the shares of the Common Stock, $0.001 par value, of the Company whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

  "COMPANY" means Blue Rhino Corporation, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company are exchanged; and any assignee of or successor to substantially all of the assets of the Company.

  "DISABILITY" means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability will not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability will be made by the Committee. The determination of Disability for purposes of this Plan will not be construed to be an admission of disability for any other purpose.

  "EFFECTIVE DATE" means May 18, 1998.

  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "FAIR MARKET VALUE" means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

    (a) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market ("NASDAQ"), the closing price of the Common Stock on the relevant date, as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the NASDAQ, as the case may be;

    (b) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date, or the most recent preceding date for which such quotations are reported; and

    (c) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b), the value determined in good faith by the Committee.

  "GRANT DATE" means the date that as of which a Stock Option is granted pursuant to the Plan.

  "NON-EMPLOYEE DIRECTORS" has the meaning set forth in Rule 16b-3, or any successor definition adopted by the Commission, provided the person is also an "outside director" under Section 162(m) of the Code.

  "NON-QUALIFIED STOCK OPTION" means an Option to purchase Common Stock in the Company granted under the Plan other than an incentive stock option within the meaning of Section 422 of the Code.

  "OPTION PERIOD" means the period during which the Option will be exercisable in accordance with the Option Agreement and Article VI.

  "OPTION PRICE" means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3.

  "PARTICIPANT" means a person who satisfies the eligibility conditions of
Article V and to whom a Stock Option has been granted by the Committee under the Plan, and if a Representative is appointed for a Participant, then the term "PARTICIPANT" means such appointed Representative, successor Representative, or spouse as the case may be. The term also includes a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3.

  "PLAN" means the Blue Rhino Corporation 1998 Stock Incentive Plan, as herein set forth and as may be amended from time to time.

  "REPRESENTATIVE" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; or (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death.

  "RETIREMENT" means the Participant's Termination after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such plan, and if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

  "RULE 16B-3" means Rule 16b-3, as promulgated under the Exchange Act, as amended from time to time, or any successor thereto.

  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "STOCK OPTION" means a Non-Qualified Stock Option granted under this Plan.

  "TERMINATION" means the occurrence of any act or event, whether pursuant to an employment agreement, consulting agreement, advisory agreement or otherwise, that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, employee, consultant or advisor of the Company or of any Affiliate, or to be an officer, employee, consultant or advisor of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, removal, resignation, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any person who is not an employee of the Company or an Affiliate, the Option Agreement will establish what act or event will constitute a Termination for purposes of the Plan. A Termination will occur for an employee who is employed by an Affiliate if the Affiliate ceases to be an Affiliate and the Participant does not immediately thereafter become an employee of the Company or an Affiliate. A Participant who is an employee on the Grant Date will not be deemed to have incurred a Termination if, within thirty (30) days after such individual ceases to be an employee, he or she becomes a consultant or advisor to the Company. Similarly, a Participant who is a consultant or advisor on the Grant Date shall not be deemed to have incurred a Termination if, within thirty (30) days after such individual ceases to be a consultant or advisor, he or she becomes an employee of the Company.

  In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                  ARTICLE III

                                Administration

  3.1 Committee Structure and Authority. The Plan will be administered by the Committee. After the Company has an effective registration statement under the Securities Act for the Common Stock, the Committee, except as provided herein, will be comprised of such number of Non-Employee Directors (and no other persons) as is required for application of Section 162(m) of the Code and Rule 16b-3. In the absence of appointment of the Committee or a successor committee of the Board, the entire Board of Directors will constitute the Committee. A majority of the Committee will constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, will be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee will not exercise any discretion respecting himself or herself under the Plan. The Board will have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

  Among other things, the Committee will have the authority, subject to the terms of the Plan:

    (a) to select those persons to whom Stock Options may be granted from time to time;

    (b) to determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder; provided, however, that the number of shares of Common Stock which can be awarded in any calendar year to any Participant shall not exceed twenty percent (20%) of the number of shares of Common Stock reserved and available for issuance under this Plan as of the Grant Date, and further provided that the Committee may limit the aggregate number of shares granted to consultants and advisors if required in order to make the registration statement described in Section 4.5 effective or cause the registration statement to remain effective;

    (c) to determine the terms and conditions of any Stock Option granted hereunder (including, without limitation, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Stock Option and the shares of Common Stock relating thereto); provided, however, that no Stock Option may be exercised earlier than one (1) year from the Grant Date;

    (d) to adjust the terms and conditions, at any time or from time to time, of any Stock Option, subject to the limitations of Section 8.1;

    (e) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to the exercise of a Stock Option will be deferred;

    (f) to provide for the forms of Option Agreement to be utilized in connection with the Plan;

    (g) to determine whether a Participant has a Disability or a Retirement;

    (h) to determine what securities law requirements are applicable to the Plan, Stock Options, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

    (i) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Option Agreement, outstanding Stock Options;

    (j) to require as a condition of the exercise of a Stock Option or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

    (k) to determine whether and with what effect a Participant has incurred a Termination;

    (l) to determine the restrictions or limitations on the transfer of Common Stock;

    (m) to determine under what circumstances a Stock Option may be transferred during the Participant's lifetime and to impose restrictions on such transfers;

    (n) to determine whether a Stock Option is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Option Agreement;

    (o) to determine the permissible methods of Stock Option exercise and payment, including cashless exercise arrangements;

    (p) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and to amend or modify any Option Agreement accordingly; and

    (q) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

  The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it may, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any Option Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Stock Options granted at different times.

  Any determination made by the Committee pursuant to the provisions of the Plan will be made in its sole discretion, and in the case of any determination relating to a Stock Option, may be made at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan or an Option Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No determination will be subject to de novo review if challenged in court.

                                  ARTICLE IV

                             Stock Subject to Plan

  4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Stock Options under the Plan will be 1,200,000 shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

  4.2 Release of Shares. If any shares of Common Stock that have been optioned cease to be subject to a Stock Option, if any shares of Common Stock that are subject to any Stock Option are forfeited or if any Stock Option otherwise terminates without issuance of shares of Common Stock being made to the Participant, such shares, in the discretion of the Committee, may again be available for distribution in connection with Stock Options under the Plan.

  4.3 Restrictions on Shares. Shares of Common Stock issued upon exercise of a Stock Option will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Option Agreement. The Company will not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of a Stock Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising a Stock Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares will not be delivered, but will be rounded to the next lower whole number of shares.

  4.4 Stockholder Rights. No person will have any rights of a stockholder as to shares of Common Stock subject to a Stock Option until, after proper exercise of the Stock Option or other action required, such shares have been recorded on the Company's official stockholder records as having been issued or transferred. Upon exercise of the Stock Option or any portion thereof, the Company will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Option Agreement.

  4.5 Registration of Common Stock Under This Plan. The Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Stock Options on Commission Form S-8 if and when available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations, and any amendments to such rules and regulations, governing such forms, as soon as the Committee, in its sole discretion, deems such registration appropriate. The Company will use its best efforts to cause the registration statement to become effective and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of
(a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Stock Option.

  4.6 Anti-Dilution. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Committee will adjust or substitute, as the case may be, the number of shares of Common Stock available for Stock Options under the Plan, the number of shares of Common Stock covered by outstanding Stock Options, the exercise price per share of outstanding Stock Options, and any other characteristics or terms of the Stock Options as the Committee deems necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment will be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as will reasonably be determined by the Committee.

  In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (the "Acquisition"), or in the event of a liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed, or substantially equivalent Stock Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate,
(ii) upon written notice to Participants, provide that all unexercised vested Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Stock Options (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options, and (iv) provide that all or any outstanding Stock Options shall become exercisable or realizable in full prior to the effective date of such Acquisition.

                                   ARTICLE V

                                  Eligibility

  5.1 Eligibility. Except as herein provided, the persons who will be eligible to participate in the Plan and be granted Stock Options will be those persons who are officers, employees, consultants or advisors of the Company or any Affiliate, who are in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Distributors of the Company and directors of the Company and its affiliates who are not employees of the Company or its affiliates are not eligible to participate in this Plan. Notwithstanding the foregoing, a consultant or advisor shall not be eligible to receive a grant of Stock Options under this Plan with respect to providing services directly or indirectly which promote or maintain a market for the Company's or any Affiliate's securities. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Stock Options and determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Stock Option, the Committee may give consideration to the functions and responsibilities of the person's contributions to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The Committee may designate in writing any person who is not eligible to participate in the Plan if such person would otherwise be eligible to participate in the Plan.

                                  ARTICLE VI

                            Grant of Stock Options

  6.1 General. The Committee will have authority to grant Options under the Plan at any time or from time to time. Stock Options granted under this Plan shall be Non-Qualified Stock Options. An Option will entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Option Agreement (the terms and provisions of which may differ from other Option Agreements) including without limitation, payment of the Option Price.

  6.2 Grant and Exercise. The grant of a Stock Option will occur as of the date the Committee determines. Each Option granted under this Plan will be evidenced by an Option Agreement, in a form approved by the Committee, which will embody the terms and conditions of such Option and which will be subject to the express terms and conditions set forth in the Plan. Such Option Agreement will become effective upon execution by the Participant. No Stock Options shall be granted under this Plan after the tenth anniversary of the Effective Date of this Plan.

  6.3 Terms and Conditions. Stock Options will be subject to such terms and conditions as will be determined by the Committee, including the following:

    (a) Option Period. The Option Period of each Stock Option will be fixed by the Committee; provided that no Stock Option will be exercisable more than 10 years after the Grant Date.

    (b) Option Price. The Option Price per share of the Common Stock purchasable under an Option will not be less than the Fair Market Value per share on the Grant Date.

    (c) Exercisability. Stock Options will vest and be exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

    (d) Method of Exercise. Subject to the provisions of this Article VI, a Participant may exercise vested Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice will be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iii) by the delivery of cash by a broker-dealer to whom the Participant has submitted a notice of exercise (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (iv) by any combination of the foregoing. No shares of Common Stock will be issued until full payment therefor has been made.

    (e) Transferability of Options. The Committee, in its sole discretion, may permit Stock Options to be transferred during the Participant's lifetime, subject to such conditions and limitations as the Committee deems reasonable and proper, including transfers pursuant to a domestic relations order which would be a "qualified domestic relations order" as defined in
  Section 414(p) of the Code.

  6.4 Termination by Reason of Death. Unless otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination due to death, any unexpired and unexercised Stock Option held by such Participant will thereafter be fully exercisable for a period of 90 days following the date of the appointment of a Representative (or such other period or no period as the Committee may specify) or until the expiration of the Option Period, whichever period is the shorter.

  6.5 Termination by Reason of Disability. Unless otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination due to a Disability, any unexpired and unexercised Stock Option held by such Participant will thereafter be fully exercisable by the Participant for the period of ninety (90) days (or such other period or no period as the Committee may specify) immediately following the date of such Termination or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following such Termination due to Disability will not affect the foregoing.

  6.6 Other Termination. Unless otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination due to Retirement, or the Termination is involuntary on the part of the Participant (but is not due to death or Disability or with Cause), any Stock Option held by such Participant will thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of (a) the 90-day period commencing with the date of such Termination, or (b) until the expiration of the Option Period. If the Participant incurs a Termination which is either (a) voluntary on the part of the Participant (and is not due to Retirement) or (b) with Cause, the Option will terminate immediately. The death or Disability of a Participant after a Termination otherwise provided herein will not extend the time permitted to exercise an Option.

  6.7 Cashing Out of Option. Unless otherwise provided in the Option Agreement, on receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of Common Stock subject to the Option on the effective date of such cash out.

                                  ARTICLE VII

            Provisions Applicable to Stock Acquired Under the Plan

  7.1 Transfer of Shares. Subject to the restriction in any Option Agreement or any other transfer restriction contained in any agreement between a Participant and the Company, a Participant may at any time make a transfer of shares of Common Stock received pursuant to the exercise of a Stock Option. Any transfer of shares received pursuant to the exercise of a Stock Option will not be permitted or valid unless and until the transferee agrees to be bound by the provisions of the Plan, and any provision respecting Common Stock under the Option Agreement.

  7.2 Limited Transfer During Offering. If there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock are offered for sale in an underwritten offering, a Participant may not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of a Stock Option.

                                 ARTICLE VIII

                                 Miscellaneous

  8.1 Amendments and Termination. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation may be made which would impair the rights of a Participant under a Stock Option theretofore granted without the Participant's consent except such an amendment made to cause the Plan to qualify for an exemption provided by the Exchange Act, registration provisions of the Securities Act, or the rules promulgated thereunder. In addition, no such amendment may be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

  The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment may impair the rights of any Participant without the Participant's consent, except such an amendment made to cause the Plan or Stock Option to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher Option Prices but no such substitution may be made which would impair the rights of the Participant under such Stock Options theretofore granted without the Participant's consent.

  Subject to the above provisions, the Board will have authority to amend the Plan to take into account changes in law and tax, accounting and securities rules, as well as other developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

  8.2 General Provisions.

    (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    (b) No Additional Obligation. Nothing in the Plan will prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

    (c) Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Stock Option, the Participant will pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such Stock Option or exercise thereof. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan, will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

    (d) Representation. The Committee will establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

    (e) Controlling Law. The Plan and all Stock Options made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law) except to the extent the General Corporation Law of the State of Delaware would be mandatorily applicable. The Plan will be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

    (f) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Option Agreement to be transferred to the Participant, and no shares of Common Stock or other thing of value under this Plan or an Option Agreement will be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

  8.3 Rights with Respect to Continuance of Employment. Nothing in this Plan will be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing in this Plan will be construed to constitute a contract of employment or engagement between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate will have no obligation to retain the Participant in its employ or service as a result of this Plan. There will be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service engagement as it existed prior to the individual becoming a Participant in this Plan.

  8.4 Stock Options in Substitution for Stock Options Granted by Other Corporations. Stock Options may be granted under the Plan from time to time in substitution for Stock Options held by employees, or service providers of other corporations who are about to become officers, employees, consultants or advisors of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Stock Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Stock Options in substitution for which they are granted.

  8.5 Delay. If at the time a Participant incurs a Termination (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Option Agreement to the extent necessary to avoid the imposition of liability will be suspended and delayed during the period the Participant would be subject to such liability, but not more than six months and one day and not to exceed the Option Period as provided in the Option Agreement. The Company will have the right to suspend or delay any time period described in the Plan or an Option Agreement if the Committee determines that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee will have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee determines that Rule 16b-3 does not apply to the Plan.

  8.6 Headings. The headings in this Plan are for reference purposes only and will not affect the meaning or interpretation of this Plan.

  8.7 Severability. If any provision of this Plan is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed as if such invalid or unenforceable provision were omitted.

  8.8 Successors and Assigns. This Plan will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, will be binding upon the Participant's heirs, legal representatives and successors.

  Adopted by the Board of Directors on November 18, 1997.

  Approved by the written consent of the Shareholders of the Company in April, 1998.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BLUE RHINO CORPORATION
104 Cambridge Plaza Drive
Winston-Salem, NC 27104
                  The undersigned hereby appoints Mark Castaneda and John H. Muehlstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Blue Rhino Corporation held on record by the undersigned on November 6, 1998, at the Annual Meeting of stockholders to be held on December 22, 1998 or any adjournment thereof.


1. ELECTION OF DIRECTORS:
                        [_] FOR all nominees listed below (except as indicated
                            below)
                        [_] WITHHOLD AUTHORITY to vote for all nominees
                            listed below

       Billy D. Prim       Andrew J. Filipowski       Craig J. Duchossois

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)
  -----------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE COMPANY'S 1998 STOCK INCENTIVE PLAN to increase the number of shares of Common Stock available for distribution by 900,000 shares:

             [_] FOR          [_] AGAINST         [_] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company's independent public accountants for the fiscal year ending July 31, 1999:

             [_] FOR          [_] AGAINST         [_] ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                     Dated: ____________________________ , 1998

                                     ------------------------------------------
                                     Signature
                                     ------------------------------------------
                                     Signature if held jointly

  Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

             PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD
                PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.